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                                                                EXHIBIT 99.N(ii)


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this post-effective amendment No. 8 to the registration statement on Form N-2 (File No. 811-5269) (the "Registration Statement") of our reports dated August 16, 1995 and February 13, 1995, relating to the financial statements and financial highlights of The Brazil Fund, Inc., which appear in such Statement of Additional Information. We also consent to the references to us under the headings "Financial Highlights" and "Experts" in the prospectus which constitutes part of this Registration Statement.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Boston, Massachusetts
November 15, 1995